Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the June 18, 2014, Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-194309) and the Registration Statements on Form S-8 (Registration Statements Nos. 333-134240, 333-134241, 333-134276, 333-134301, 333-134356, 333-138629, 333-186253, 333-186254, 333-197708 and 333-206160) of Simmons First National Corporation (Company) of our reports dated February 28, 2018, on our audits of the consolidated financial statements of the Company as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, which report is included in this annual report on Form 10-K. We also consent to the incorporation by reference of our report dated February 28, 2018, on our audit of the internal control over financial reporting of the Company as of December 31, 2017, which report is included in this annual report on Form 10-K.

BKD, LLP

/s/ BKD, LLP

Little Rock, Arkansas

February 28, 2018